EXHIBIT 23.1.3

Exhibit 23.1.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 28, 2009, with respect to the financial statements of ATEL 14, LLC as of May 8, 2009 and for the period of April 1, 2009 (date of inception) through May 8, 2009, included in the Registration Statement (Pre-Effective Amendment No. 1 to Form S-1, No. 333-159578) and Prospectus of ATEL 14, LLC for the registration of 15,000,000 units of limited liability company interest.

/s/ MOSS ADAMS, LLP

San Francisco, California

July 14, 2009